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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements (Nos. 33-98440, 33-98444, 33-98442, 33-98446, 333-21799, 333-21795, 333-70599,
333-35812, and 333-35814) on Form S-8 and the Registration Statement (No. 333-94757) on Form S-3 of CheckFree Holdings Corporation of our reports dated August 9, 1999 (except for Note 22 as to which the date is May 5, 2000), appearing in and incorporated by reference in the Annual Report on Form 10-K/A No. 1 of CheckFree Holdings Corporation for the year ended June 30, 1999.


/s/Deloitte & Touche LLP

Atlanta, Georgia
July 7, 2000